EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 10, 2004 relating to the financial statements and financial statement schedules of Venturi Partners, Inc., which appears in Venturi Partners, Inc.’s Annual Report on Form 10-K for the year ended December 28, 2003.

/s/ PricewaterhouseCoopers LLP
Charlotte, North Carolina
November 9, 2004